Exhibit 10.4

PROMISSORY NOTE

Principal Amount: $3,800,111

Date: August 16, 2024

Citius Oncology, Inc., a Delaware corporation (the “Payor”), promises to pay to the order of Citius Pharmaceuticals, Inc., a Nevada corporation or its registered assigns or successors in interest (the “Payee”), or order, the principal sum of Three Million Eight Hundred Thousand One Hundred and Eleven Dollars ($3,800,111) on the Maturity Date (as defined below) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1.       Principal. The entire unpaid principal balance of this Note shall be payable on the date on which Payor has closed a capital raise of at least $10 million through the issuance of debt or equity securities or the royalty-backed monetization of LYMPHIR™ (the “Maturity Date”). The principal balance may be prepaid. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Payor, be obligated personally for any obligations or liabilities of the Payor hereunder.

2.       Interest. No interest shall accrue on the unpaid principal balance of this Note.

3.       Events of Default. The following shall constitute an event of default (“Event of Default”):

(a) Failure by Payor to pay the principal amount due pursuant to this Note.

(b) The commencement by Payor of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Payor or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Payor generally to pay its debts as such debts become due, or the taking of corporate action by Payor in furtherance of any of the foregoing.

(c) The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Payor in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Payor or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

(d) The Payor fails to perform or comply with any one or more of its obligations under this Note.

(e) Any present or future indebtedness of the Payor in respect of moneys borrowed or raised becomes (or becomes capable of being declared) due and payable prior to its stated maturity by reason of any event of default, or any such indebtedness is not paid when due or, as the case may be, within any applicable grace period.

(f) A distress, attachment, execution or other legal process is levied or enforced on or against any assets of the Payor which is not discharged or stayed within 30 days.

(g) It is or becomes unlawful for the Payor to perform any of its obligations under this Note, or any obligations of the Payor under this Note are not or cease to be legal, valid, binding or enforceable.

4. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 3(a) hereof, Payee may, by written notice to Payor, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 3(b) or 3(c), the unpaid principal balance of this Note, and all other amounts payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

5. Waivers. Payor and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Payor by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Payor agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

6. Unconditional Liability. Payor hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional Payors, endorsers, guarantors, or sureties may become parties hereto without notice to Payor or affecting Payor’s liability hereunder. Any failure of Payee to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter. Payee may accept late payments, or partial payments, even though marked “payment in full” or containing words of similar import or other conditions, without waiving any of its rights.

7. Notices. All notices, statements or other documents which are required or contemplated by this Note shall be: in writing and delivered (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

8. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

9. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Payor and the Payee.

11. Assignment. This Note binds and is for the benefit of the successors and permitted assigns of Payor and the Payee. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

[Signature page follows]

IN WITNESS WHEREOF, Payor, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

Citius Oncology, Inc.

By:	Leonard Mazur
Name: Title:	Leonard Mazur Chairman and Chief Executive Officer